NeoMedia Technologies, Inc.



                                   Exhibit 21

                                  Subsidiaries



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                                                                      EXHIBIT 21


                           NeoMedia Technologies, Inc.

                                  Subsidiaries


NeoMedia Technologies, Inc., which is incorporated in the State of Delaware, has one wholly-owned subsidiary, NeoMedia Migration, Inc., which is incorporated in the State of Delaware and which has one wholly-owned subsidiary, Distribuidora Vallarta, S. P. A., which is incorporated in Guatemala.